 Exhibit 99.1

LOS ANGELES SINGAPORE KUALA LUMPUR INDONESIA BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818)787-7000	Investor Contact: Berkman Associates (310) 477-3118 info@BerkmanAssociates.com

Trio-Tech Fiscal 2018 First Quarter Net Income Doubles to $0.16 Per Share On 22.0% Revenue Gain Versus 2017 First Quarter

Van Nuys, CA -- November 9, 2017 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the first quarter of fiscal 2018:

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Revenue increased 22.0% compared to the first quarter of fiscal 2017.
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Operating income increased 45.1% compared to the first quarter of fiscal 2017.
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Net income attributable to TRT increased 89.8% compared to the first quarter of fiscal 2017.
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Earnings per share doubled to $0.16 compared to $0.08 for the first quarter of fiscal 2017.

CEO Comments
S.W. Yong, Trio-Tech's CEO, said, "Trio-Tech's excellent first quarter financial results speak for themselves: Revenue increased sharply in each of our business segments, driving commensurate gains in operating income, net income and earnings per share versus the first quarter of last fiscal year. Our Singapore and Tianjin, China operations were especially strong, and business conditions there currently appear likely to remain favorable. This was our strongest quarterly financial performance in quite some time, a tribute to the hard work and dedication of Trio-Tech's entire team, and we are optimistic regarding the remainder of the year."

Fiscal 2018 First Quarter Results
For the first fiscal quarter ended September 30, 2017, revenue increased to $10,945,000 compared to revenue of $8,971,000 for the same quarter last year. Manufacturing revenue increased 29.8% to $4,765,000 for this year's first quarter compared to $3,671,000 for the first quarter a year ago. Semiconductor testing services revenue increased 10.8% to $4,605,000 for the first quarter of fiscal 2018, compared to $4,157,000 a year earlier. Distribution revenue increased 39.1% to $1,536,000 for this year's first quarter from $1,104,000 for the first quarter of fiscal 2017.

Gross margin for the first quarter of fiscal 2018 increased 17.0% to $2,760,000 compared to $2,358,000 in the same quarter last year. A change in product mix at both manufacturing and testing services reduced gross margin to 25.2% of revenue, compared to 26.3% of revenue for the first quarter last year.

Operating expenses for the first quarter of fiscal 2018 increased to $2,213,000, but declined to 20.2% of revenue from $1,981,000, or 22.1% of revenue, a year earlier. The decline in operating expenses, as a percent of revenue, contributed to a 45.1% increase in income from operations to $547,000 from $377,000 for the first quarter of fiscal 2017.

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16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

Trio-Tech Fiscal 2018 First Quarter Net Income Doubles to $0.16 Per Share On 22.0% Revenue Gain Versus 2017 First Quarter
November 9, 2017
Page Two

Net income attributable to Trio-Tech common shareholders for the first quarter of fiscal 2018 increased 89.8% to $575,000, or $0.16 per diluted share, compared to $303,000, or $0.08 per diluted share in the same quarter last year.

Shareholders' equity at September 30, 2017 was $22,554,000, or $6.38 per outstanding share, compared to $21,527,000, or $6.11 per outstanding share, at June 30, 2017. There were approximately 3,533,055 common shares outstanding at September 30, 2017.

About Trio-Tech
Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended September 30,
Revenue	2017	2016

Products	$4,765	$3,671
Testing services	4,605	4,157
Distribution	1,536	1,104
Other	39	39

	10,945	8,971
Cost of Sales
Cost of products sold	3,649	2,795
Cost of testing services rendered	3,139	2,814
Distribution	1,368	991
Other	29	13

	8,185	6,613

Gross Margin	2,760	2,358

Operating Expenses:
General and administrative	1,839	1,743
Selling	179	185
Research and development	184	53
Impairment loss of property, plant and equipment	11	--

Total operating expenses	2,213	1,981

Income from Operations	547	377

Other Income (Expenses)
Interest expense	(58)	(58)
Other income, net	158	110

Total other income	100	52

Income from Continuing Operations before Income Taxes	647	429
Income Tax Expense	(42)	(83)

Income from Continuing Operations before Non-controlling Interest, net of tax	605	346

Income (loss) from discontinued operations, net of tax	(3)	1

NET INCOME	602	347

Less: Net income attributable to the non-controlling interest	27	44

Net Income attributable to Trio-Tech International	$575	$303

Net Income Attributable to Trio-Tech International:
Income from continuing operations, net of tax	576	303
Loss from discontinued operations, net of tax	(1)	--

Net Income Attributable to Trio-Tech International	$575	$303

Earnings per share
Basic earnings per share	$0.16	$0.09

Diluted earnings per share	$0.16	$0.08

Weighted Average Shares Outstanding - Basic	3,533	3,513
Weighted Average Shares Outstanding - Diluted	3,673	3,579

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended September 30,
	2017	2016

Comprehensive Income Attributable to Trio-Tech International:

Net income	$602	$347
Foreign currency translation, net of tax	375	(283)

Comprehensive Income	977	64

Less: Comprehensive income (loss) attributable to non-controlling interests	27	(21)

Comprehensive Income Attributable to Trio-Tech International	$950	$85

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Sep. 30,	Jun. 30,
	2017	2017
ASSETS	(unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$3,188	$4,772
Short-term deposits	1,043	787
Trade accounts receivable, net	10,172	9,009
Other receivables	302	401
Inventories, net	2,482	1,756
Prepaid expenses and other current assets	336	226
Assets held for sale	87	86

Total current assets	17,610	17,037

Deferred tax assets	432	375
Investment properties, net	1,216	1,216
Property, plant and equipment, net	11,542	11,291
Other assets	2,220	1,922
Restricted term deposits	1,686	1,657

Total non-current assets	17,096	16,461

TOTAL ASSETS	$34,706	$33,498

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
Lines of credit	$1,581	$2,556
Accounts payable	3,766	3,229
Accrued expenses	3,483	3,043
Income taxes payable	255	233
Current portion of bank loans payable	343	260
Current portion of capital leases	214	228

Total current liabilities	9,642	9,549

Bank loans payable, net of current portion	1,650	1,552
Capital leases, net of current portion	491	531
Deferred tax liabilities	324	295
Other non-current liabilities	45	44

Total non-current liabilities	2,510	2,422

TOTAL LIABILITIES	12,152	11,971

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,533,055 and 3,523,055
shares issued and outstanding at September 30, 2017 and June 30, 2017, respectively	10,972	10,921
Paid-in capital	3,207	3,206
Accumulated retained earnings	4,916	4,341
Accumulated other comprehensive gain-translation adjustments	2,007	1,633

Total Trio-Tech International shareholders' equity	21,102	20,101

Non-controlling interest	1,452	1,426

TOTAL EQUITY	22,554	21,527

TOTAL LIABILITIES AND EQUITY	$34,706	$33,498